Exhibit 99.1

BPZ Energy Exploration & Development Raymond James’ 32ndAnnual Institutional Investor Conference March 2011

Forward Looking Statements This Presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as "expect”, "will", "anticipate," "indicate," "estimate," "believes," "plans" and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include the success of our project financing efforts, accuracy of well test results, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, results of seismic date acquisition efforts, and the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only “reserves”that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.We are prohibited from disclosing estimates of oil and gas resources that do not constitute such “reserves” in our SEC filings.We may use certain terms in this presentation such as “oil in place,” “oil zones,” “prospective resources” and “projected barrels of crude oil”, which imply the existence of quantities of resources which the SEC guidelines strictly prohibit U.S. publicly registered companies from including in reported reserves in their filings with the SEC.U.S. with respect to possible and probable reserves we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings, investors are urged to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite525, Houston,Texas 77079; Telephone: (281) 556-6200.These filings can also be obtained from the SEC via the internet at www.sec.gov.

BPZ’s Asset Base Blocks Z-1, XIX & XXIII • Located in the Tumbes & Talara Basins • Talara Basin Fields have produced over 1.5 BBO • South of the Amistad Field with proven reserves of 1 TCF • Tumbes Basin production began in the 1800s • Hydrocarbons tested in several wells in the basin Oil discovered by BPZ in the Corvina Field in 2007 suggests the high prospectivity of oil in the area. Block XXII • Located in the underexplored Lancones Basin • Block is NE of the southern most Talara Basin Fields • Surface Geochemical Survey indicates possible presence of hydrocarbons • Large structures identified by seismic & surfacegeology

Developing Our First Two Oil Fields

Production Summary 1,800,000 1,400,000 1,000,000 600,000 0 Barrels of Crude Oil 200,000 Corvina Albacora 2007 2008 2009 2010 2011 Projected

SEC Proved Oil Reserves –Corvina& Albacora 40 30 20 10 0 Mmbo Reserves Estimated by Netherland Sewell & Associates, LLP Corvina Albacora YE 2007 YE 2008 YE 2009 YE 2010 37.5 Mmbo 10 38.9 Mmbo 9.7 11.9 Mmbo 17 Mmbo 27.5 29.2

Corvina---Our First Commercial Oil Field • 29.2 Mmbo proved reserves • 77.5 Mmbo of 2P reserves • 110.5 Mmbo of 3P reserves • Nine oil wells drilled since 2007 • Production testing began Nov 2007 • First commercial production Nov 2010 • Second platform (CX-15) – Design & fabrication 2011 – To be placed over oil pool • Drilling from CX-15 planned 2H2012 • 2011 production estimated at 4,000 bopd

Improving Corvina Drilling Costs Days to Drill & Complete Drilling Costs Completion Costs/Testing Total Well Costs Averages are approximate for the nine BPZ wells in Corvina 77 Days $8.3M $3.2M $13.8M $11.6M 136 Days $9.2M $28.3M First 5 Corvina Wells Last 4 Corvina Wells

Albacora---Our Second Oil Field • 9.7 Mmbo proved reserves • A-14XD well tested 1 yr -until Jan ’11 • Three pre-existing wells currently shut-in • All four wells have produced oil from different zones • Injection equipment scheduled for late 2011 • Work over pre-existing shut-in wells in late 2011 • Appraisal program planned once 3-D seismic survey is complete • Next new well expected early 2012

Our Gas Strategy

CorvinaGas & The Mancora Gas Play West Corvina East Corvina  5215 CDX-1 Contingent resources estimated as of June 20,2010 by Netherland Sewell & Associates. These are estimates based on SPE rules set forth by the Society of Petroleum engineers and are not reserves permitted to be disclosed in our public filings by the Securities and Exchange Commission. These resource estimates cannot be guaranteed. Piedra Redonda West Corvina SPE Reserves Proposed Gas Pipeline

Proposed Northern Gas Pipeline • Gasifying Northern Peru 1. Talara-Refinery 2. Talara-Power 3. Paita-Urea 4. Bayovar-Phosphates 5. Bayovar-Petrochem 6. Chiclayo-Cement 7. Trujillo-Power 8. Chimbote-Steel • Prospective Resources in the MGP – Low: 5.2 Tcf – Medium: 13.3 Tcf – High: 33.0 Tcf Prospective resources estimated as of June 30, 2010 by Netherland Sewell & Associates. These are estimates based on SPE rules set forth by the Society of Petroleum Engineers and are not reserves permitted to be disclosed in our public filings by the Securities and Exchange Commission. These estimates cannot be guaranteed. 200 Mmcfd Gas Pipeline Distances Between Cities (in Miles) Zorritos-Talara 79.4 Talara-Paita 41.7 Paita-Piura 34.2 Piura-Bayovar 53.0 Bayovar-Chiclayo 98.8 Chiclayo-Trujillo 107.5 Trujillo-Chimbote 74.4 Total 489.0

Building a Balanced Asset Base Delfin Mero West Corvina

Searching for Oil Offshore and Onshore Block XIX • Pampa La Gallinaprospect • Oil in Heath formation • Three other mapped locations Block XXII • Multiple plays in multiple targets • Adjacent to existing oil fields • 2-D Seismic ongoing expected completion mid 2011 Block Z-1 • 3-D Seismic survey in 2011 • Delfin, step out to 39X-1 discovery well • Merolead –completes Corvinacomplex • Multiple leads in 500’ –1,000’ of water Block_Z-Block XXIII (southern section) • 2-D seismic completed over southern section in Oct 2010 • 3-D seismic completed in core of MGP in Jan 2011 • Processing & interpretation by mid 2011

Additional Information Number of Shares • 115 Million Shares Outstanding • 150 Million Shares Fully Diluted (includes Feb 2010 Convertible Notes due March 2015) Share Ownership • Management15% • Institutional Ownership65% Largest Holders • International Finance Corporation • Centennial Energy Partners • SPO Partners • Capital Research Global Investors • Wellington • Soros Fund Management Contact Ed Caminos Chief Financial Officer ed_caminos@bpzenergy.com NYSE:BPZ